UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

February 19, 2020 (February 14, 2020)

Diversicare Healthcare Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027-2926
(Address of Principal Executive Offices)

(615) 771-7575
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DVCR	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement
On February 14, 2020, Diversicare Healthcare Services, Inc. (the “Company”) entered into a settlement agreement to resolve the previously disclosed investigation by the U.S. Department of Justice and the State of Tennessee. The investigation originated from a false claims action filed under seal in July 2012 relating to therapy services provided prior to that date. The final settlement resolved allegations related to the Company’s practices and policies for rehabilitation and other services, for preadmission forms required by TennCare and for Pre-Admission Screening and Resident Reviews required by the Medicare program. Under the terms of the settlement, which are consistent with the Company’s prior announcements and disclosures, Diversicare will pay a total of $9.5 million over a five year period and could be required to make additional payments in the event the Company sells any of its owned facilities during this five year period.

As a part of the settlement, the Company also entered into a Corporate Integrity Agreement (“CIA”) with the Office of the Inspector General (“OIG”) that will remain in place for five years. The CIA obligates the Company to implement and maintain specific personnel and policies intended to insure its compliance with applicable laws, including an annual audit of submitted claims by an independent review organization. The CIA also requires the Company to report any non-compliance and to submit annual reports and sets forth penalties for non-compliance by the Company with the terms of the agreement, including possible exclusion from federally funded healthcare programs for material violations of the agreement.

A copy of the press release describing the settlement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Number            Exhibit
99.1Press release dated February 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diversicare Healthcare Services, Inc.

By: /s/ Kerry D. Massey
Kerry D. Massey
Chief Financial Officer

Date:    February 19, 2020